UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 26, 2020

Bare Metal Standard, Inc.

(Exact name of registrant as specified in its charter)

Idaho	000-55018	47-5572388
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3604 S. Banner Street, Boise, ID 83709

(Address of principal executive offices)

Phone: +1 305 853 8178

(Registrant’s telephone number)

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Material Events

On October 26, 2020, we entered into a Share Exchange Agreement (the “Agreement”) by and between, Bare Metal Standard, Inc. (“BRMT”) and American-Swiss Capital, Inc. (the “AmSwiss”). The Agreement is for the exchange of 100% of the outstanding shares of the AmSwiss in exchange for 28,500,000 shares of BRMT Common Stock and the cancellation of 28,500,000 shares of BRMT that are current held by our CEO John Karatzaferis.  AmSwiss is in the business of finding and developing distressed real estate properties in central and eastern Europe.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the Agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures under Item 1.01 are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Reference is made to the issuance of the shares of restricted Company common stock to the shareholders of AmSwiss, as described under Item 1.01 above. The issuance of the shares will be conducted by the Company in reliance upon the exemption from registration provided by Section 4(2) and upon Regulation S of the Securities Act of 1933, as amended.

Item 5.01 – CHANGES IN CONTROL OF REGISTRANT

On October 27, 2020, CEC Investments, Inc., acquired control of Twenty Seven Million One Hundred Twenty Four Thousand Five Hundred Ninety Five (27,124,595) restricted shares of the Company’s issued and outstanding common stock, representing approximately 87% of the Company’s total issued and outstanding common stock, from the Company in exchange for its shares in AmSwiss as per the terms of the Agreement by and between the Company and AmSwiss.

There are no arrangements or understandings between the Company or CEC Investments, Inc., and/or their respective associates with respect to the election of directors or other matters.

The following table sets forth, as of October 27, 2020, the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and dispositive power with respect to such shares of common stock. As of the date of this Current Report, there are 31,195,000 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership
Directors and Officers:
CEC Investments, Inc.	27,124,595	87%
John Karatzaferis CEO, CFO, Secretary and Director	335,000	1%
All executive officers and directors as a group (1 person)	335,000	1%

(1) CEC Investments acquired these shares on October 26, 2020 through the Share Exchange Agreement by and between the Company and AmSwiss.

Other than the shareholders listed above, we know of no other person who is the beneficial owner of more than five percent (5%) of our common stock.

There are no arrangements known to the company, the operation of which may, at a subsequent date, result in a change in control of the company.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item are not being filed with this Current Report on Form 8-K. Such financial statements will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item is not being filed with this Current Report on Form 8-K. Such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

10.1	A Copy of the Share Exchange Agreement by and between American-Swiss Capital, Inc. and the Company, dated October 26, 2020	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bare Metal Standard Inc.

Date: October 27, 2020	By: /s/ John Karatzaferis
John Karatzaferis
President & CEO